UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2024

TALPHERA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1850 Gateway Drive, Suite 175
San Mateo, CA 94404
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TLPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement

On January 12, 2024, Talphera, Inc. (the “Company”) and XOMA (US) LLC (“XOMA”) entered into a Payment Interest Purchase Agreement (the “Purchase Agreement”) for the sale by the Company to XOMA, in exchange for $8 million, of the Company’s right, title and interest in and to certain amounts payable to the Company (collectively, the “Purchased Receivables”) pursuant to the Company’s Asset Purchase Agreement with Vertical Pharmaceuticals, LLC (“Vertical”), dated March 12, 2023 (the “Sale Agreement”) and the Company’s Marketing Agreement with Vertical, dated April 3, 2023 (the “Marketing Agreement”) in respect of net sales of DSUVIA®, DZUVEO® or any other single-dose pharmaceutical product for use in medically supervised settings containing a sublingual tablet that includes sufentanil as the sole active ingredient, as a 30 mcg tablet or other dosage form or strength as reasonably necessary for lifecycle management (the “Product”), excluding sales of the Product by Laboratoire Aguettant.

The Purchased Receivables include:

(i) 100% of certain royalty payments based on net sales of the Product and potential sales-based milestone payments of up to $116.5 million in respect of net sales of the Product, in each case made on and after January 1, 2024 and excluding sales of the Product by Laboratoire Aguettant, and of certain associated license and acquisition payments relating to the Product, until XOMA has received a certain minimum amount of payments in respect of the foregoing (the “Stepdown Date”); and

(ii) following the Stepdown Date, (A) 100% of royalty payments based on net sales of the Product other than net sales to the United States Department of Defense, or DoD and (B) 50% of each of the following: (a) royalty payments based on net sales of the Product to the DoD, (b) potential sales-based milestone payments in respect of net sales of the Product and (c) certain associated license and acquisition payments relating to the Product.

The Company has retained its right, title and interest in and to, following the Stepdown Date, 50% of each of the following: (a) royalty payments based on net sales of the Product to the DoD, (b) potential sales-based milestone payments in respect of net sales of the Product and (c) of certain associated license and acquisition payments relating to the Product.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and XOMA, indemnification obligations of the parties and other obligations of the parties.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement. The Company intends to file the Purchase Agreement, with confidential terms redacted, as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.         Description
104                  Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2024	TALPHERA, INC.
	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer